UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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First Southern Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[FIRST SOUTHERN LOGO]

April 16, 2003

Dear Fellow Stockholder:

You are cordially invited to attend the annual meeting of stockholders of First Southern Bancshares, Inc. The meeting will be held at the main office of First Southern Bank, located at 102 South Court Street, Florence, Alabama, on Friday, May 16, 2003 at 10:00 a.m., Central time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Kraft Bros., Esstman, Patton & Harrell, PLLC, the Company’s independent auditor for the fiscal year ended December 31, 2002, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to sign, date and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ B. Jack Johnson

B. Jack Johnson

President and Chief Executive Officer

FIRST SOUTHERN BANCSHARES, INC.

102 South Court Street

Florence, Alabama 35630

(256) 764-7131

Notice of Annual Meeting of Stockholders

On Friday, May 16, 2003, First Southern Bancshares, Inc. will hold its annual meeting of stockholders at the main office of First Southern Bank, 102 South Court Street, Florence, Alabama. The meeting will begin at 10:00 a.m., Central time. At the meeting, stockholders will consider and act on the following:

1. The election of two directors, each for a three-year term of office; and

2. To transact any other business that may properly come before the Annual Meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Only stockholders of record at the close of business on March 20, 2003 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete, sign and date the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jenny Mitchell

Jenny Mitchell

Corporate Secretary

Florence, Alabama

April 16, 2003

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

FIRST SOUTHERN BANCSHARES, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Southern Bancshares, Inc. (“First Southern” or the “Company”) to be used at the Company’s Annual Meeting of Stockholders. The annual meeting will be held at the main office of First Southern Bank (the “Bank”), 102 South Court Street, Florence, Alabama on Friday, May 16, 2003, at 10:00 a.m., Central time. This proxy statement and the enclosed proxy card are being first mailed on or about April 15, 2003 to stockholders of record.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your shares of First Southern common stock and preferred stock only if the records of the Company show that you held your shares as of the close of business on March 20, 2003. As of the close of business on that date, a total of 1,256,715 shares of First Southern common stock were outstanding, 160,350 shares of First Southern Series A preferred stock were outstanding and 47,775 shares of First Southern Series B preferred stock were outstanding. Each share of common stock has one vote, each share of Series A preferred stock has three votes and each share of Series B preferred stock has three votes. Both the Series A and Series B preferred stock vote together with the common stock as a single class. However, in accordance with the terms of the Company’s Certificate of Incorporation, record holders of the Company’s voting stock that is beneficially owned, directly or indirectly, by a person beneficially owning in excess of 10% of the Company’s voting shares will not have any voting rights with respect to the shares held in excess of the 10% limit.

Attending the Meeting

If you are a beneficial owner of First Southern stock held “in street name” by a broker, bank or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of First Southern stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock and preferred stock, in the aggregate, entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of First Southern for the purpose of requesting that you allow your shares of First Southern stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of First Southern stock represented at the annual meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors. The Board of Directors recommends a vote “FOR” the nominees for election as directors.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your First Southern stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your stock has been voted at the annual meeting, deliver a late dated and signed proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not automatically constitute revocation of your proxy.

If your First Southern stock is held “in street name” by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Stock Ownership

The following table sets forth certain information, as of March 20, 2003, with respect to beneficial ownership of the Company’s common stock, Series A preferred stock and Series B preferred stock for:

•	each person known to the Company to beneficially own more than 5% of the common stock, Series A preferred stock or Series B preferred stock;

•	each of the Company’s directors;

•	each of the Company’s named executive officers; and

•	all of the Company’s directors and executive officers as a group.

A person may be considered to beneficially own any shares of stock over which he or she has, directly or indirectly, sole or shared voting or investing power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name and Address	Shares of Common Stock Owned		Common Stock Equivalents		Percent of Common Stock and Common Stock Equivalents(1)	Shares of Series A Preferred Stock Owned		Shares of Series B Preferred Stock Owned		Percent of Series A and B Preferred Stock Outstanding(2)
H. M. Bobo P.O. Box 1003 Florence, Alabama 35631	75,000	(3)	—		6.0%	11,363		—		5.5%
James E. Bishop 102 South Court Street Florence, Alabama 35630	50,913	(4)	20,249	(5)	5.6	15,910	(6)	—		7.6
B. Jack Johnson 102 South Court Street Florence, Alabama 35630	2,500		10,250	(7)	1.0	8,300		—		4.0
Steve McKinney 102 South Court Street Florence, Alabama 35630	2,000		100,820	(8)	7.6	—		20,455	(9)	9.8
Robert Walker 6065 Wood Way Drive Memphis, Tennessee 38120	19,000		33,180	(10)	4.0	4,546		4,545		4.4
S. Greg Beadle 102 South Court Street Florence, Alabama 35630	6,875	(11)	9,000	(12)	1.3	11,183	(13)	—		5.4
James M. Hughes 520 County Road, 305 Florence, Alabama 35634	—		—		—	18,182		—		8.7
Lockwood Holmes 4399 Ortega Island Drive Jacksonville, Florida 32210	—		—		—	13,636		—		6.6
Earl Thompson Holloway, Jr. 688 Spainwood Cove Memphis, Tennessee 38120	—		36,368	(14)	2.8	4,545		9,092		6.6
J. Acker Rogers 102 South Court Street Florence, Alabama 35630	28,960	(15)	15,249	(16)	3.5	4,546		—		2.2
Robert C. Redd(17) 204 Riverwood Dr. Florence, Alabama 35634	5,317		—		*	9,091		—		4.4
All directors and executive officers as a group (9 persons)	115,565		193,748		21.3	53,576		25,000		37.8

*	Denotes an ownership interest of less than 1%.
(1)

Percentages with respect to each person or group of persons have been calculated based on 1,256,715 shares of Company common stock outstanding and entitled to vote as of March 20, 2003 plus the number of Company common stock which each person or group of persons has the right to acquire within 60 days of March 20, 2003 by the exercise of stock options, the conversion of Series B Preferred Stock assuming a conversion factor of four common shares for one share of Series B Preferred Stock or the conversion of warrants assuming a conversion factor of one common share for one warrant. The Series A Preferred Stock is not convertible into common stock.

(2)	Percentages with respect to each person or group of persons have been calculated based on 160,350 shares of Series A Preferred Stock and 47,775 shares of Series B Preferred Stock outstanding and entitled to vote as of March 20, 2003.
(3)	Based on the Company’s stock transfer records.
(4)	Includes 2,705 shares of Company common stock owned by Mr. Bishop’s spouse.
(5)	Represents 10,249 shares of Company common stock that may be acquired pursuant to exercisable stock options and 10,000 shares of Company common stock that may be acquired pursuant to convertible warrants within 60 days of the record date.
(6)	Shares are owned by Kilpatrick, Bishop Inc., of which Mr. Bishop is the president and a stockholder.
(7)	Represents shares of Company common stock that may be acquired pursuant to stock options that are exercisable within 60 days of the record date.
(8)	Includes 4,000 shares of Company common stock that may be acquired pursuant to exercisable stock options, 81,820 shares of Company common stock that may be acquired pursuant to Series B Preferred Stock and 15,000 shares of Company common stock that may be acquired pursuant to convertible warrants within 60 days of the record date.
(9)	Includes 11,364 shares owned by Southern Fastening Systems, Inc., of which Mr. McKinney is the president.
(10)	Represents 18,180 shares of Company common stock that may be acquired pursuant to Series B Convertible Preferred stock and 15,000 shares of Company common stock that may be acquired pursuant to convertible warrants within 60 days of the record date.
(11)	Includes 1,150 shares of Company common stock owned by Mr. Beadle’s spouse and 585 shares of Company common stock held in trust for Mr. Beadle’s son.
(12)	Represents 4,000 shares of Company common stock that may be acquired pursuant to exercisable stock options and 5,000 shares of Company common stock that may be acquired pursuant to convertible warrants within 60 days of the record date.
(13)	Includes 4,364 shares of the Company’s Series A Preferred Stock owned by SBS Electric Supply Company, of which Mr. Beadle is the president.
(14)	Represents shares of Company common stock that may be acquired pursuant to Series B Preferred Stock convertible within 60 days of the record date.
(15)	Includes 1,000 shares of Company common stock owned by Mr. Rogers’ spouse and 500 shares of Company common stock owned by Mr. Rogers’ daughter.
(16)	Represents 10,249 shares of Company common stock that may be acquired pursuant to exercisable stock options and 5,000 shares of Company common stock that may be acquired pursuant to convertible warrants within 60 days of the record date.
(17)	Mr. Redd resigned as President and Chief Executive Officer effective April 2, 2002.

Proposal 1 — Election of Directors

The Company’s Board of Directors consists of six members. Five directors are independent and one is a member of management. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election to serve for a three-year term, or until their respective successor has been elected and qualified, are James E. Bishop and Robert Walker.

The Board of Directors intends to vote the proxies solicited by it for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of each of the nominees.

Information with Respect to Nominees, Continuing Directors

and Certain Executive Officers

Information regarding the nominees for election at the annual meeting as well as information regarding the continuing directors and certain executive officers is provided below. Unless otherwise stated, the nominees have held their current occupations for the last five years. The age indicated in each nominee’s biography is as of December 31, 2002. The indicated period for service as a director includes service as a director of the Bank.

Nominees for Election as Director

The directors standing for election for a term expiring in 2006 are:

James E. Bishop is owner and president of an automobile and truck dealership. Age 54. Director since 1991.

Robert Walker is a shareholder in the law firm of Baker, Donelson, Bearman & Caldwell, P.C., which law firm during 2001 and 2002 performed legal services for the Company. Age 59. Director since 2001.

Directors Continuing in Office

The following directors have terms expiring at the annual meeting in 2004:

J. Acker Rogers, Chairman of the Board, served as Acting President and Acting Chief Executive Officer of the Company and the Bank in 2001. Mr. Rogers is the owner and president of a general insurance agency. Age 56. Director since 1991.

Steve McKinney is the president of a fastener distribution company. Age 47. Director since 1998.

The following directors have terms expiring at the annual meeting in 2005:

B. Jack Johnson was elected Chief Executive Officer, President and a director of the Company and the Bank on April 2, 2002. Prior to April 2, 2002, Mr. Johnson was Executive Vice President and Senior Credit Officer of the Bank since May 2001. Prior to joining the Company, Mr. Johnson had been a Vice President of SunTrust Bank since 1995. Mr. Johnson served in various management and commercial lending positions at SunTrust Bank from 1977 to 2001. Age 51. Director since 2002.

S. Greg Beadle is the president of an electric supply company. Age 52. Director since 1998.

Executive Officers Who Are Not Directors

Roderick V. Schlosser was appointed Executive Vice President and Chief Financial Officer of the Company effective July 1, 2002. Mr. Schlosser was appointed Chief Financial Officer of the Company and the Bank in 2002. Mr. Schlosser is a certified public accountant who was with Secor Bank in Birmingham, Alabama from 1984 to 1991 during which time he served in various positions, including Executive Vice President and Chief Financial Officer. Mr. Schlosser worked for Martin Industries in Florence, Alabama from 1992 until 2001 and was promoted to Chief Financial Officer during his tenure. Mr. Schlosser served in a consulting capacity as Chief Financial Officer of Heritage Bank in Decatur, Alabama from 2001 until 2002.

Dennis Morgan was appointed Executive Vice President and Senior Lending Officer of the Company and the Bank in 2002. Mr. Morgan has served in various commercial banking positions over the past 21 years with the local division of SunTrust Bank, the successor to the First National Bank of Florence. Most recently, Mr. Morgan served as a Senior Vice President of SunTrust since 1996.

Meetings and Committees of the Board of Directors

The Company and the Bank conduct business through meetings and activities of their Boards of Directors and their committees. During the fiscal year ended December 31, 2002, the Board of Directors of the Company held twelve (12) meetings and the Board of Directors of the Bank held fourteen (14) meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served. The Board of Directors of the Company maintains committees, the functions and compositions of which are described below.

Audit Committee. The Audit Committee consists of Messrs. Beadle (Chairman), Rogers and Bishop. It meets as needed, but at least quarterly, and is responsible for reviewing and evaluating the internal controls and accounting procedures, internal audit oversight and for recommending the annual appointment of the independent auditor. The Audit Committee also meets with the independent auditor to review the results of the annual audit and any related matters. The Audit Committee met five (5) times during the fiscal year ended December 31, 2002.

Executive Committee. The Executive Committee consists of Messrs. Rogers (Chairman), Beadle, Bishop, McKinney and Walker. It meets as needed and is responsible for reviewing and recommending annual salary levels for executive officers, including the Chief Executive Officer, to the Board of Directors and for reviewing and establishing personnel policies and procedures. The Executive Committee met once during the fiscal year ended December 31, 2002.

Nominating Committee. The Nominating Committee, consisting of the entire Board of Directors, considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders. The Nominating Committee met once during the fiscal year ended December 31, 2002.

Directors’ Compensation

Non-employee directors of the Company receive a quarterly retainer of $550. Non-employee directors of the Bank, who also serve as directors of the Company, receive a fee of $750 per month except for the Chairman of the Board who receives a fee of $850 per month. Non-employee directors receive an additional $100 for committee meetings.

Executive Compensation

Summary Compensation Table. The following information is furnished for Mr. Johnson and Mr. Redd. No other executive officer of the Company or its subsidiaries received salary and bonus of $100,000 or more during the year ended December 31, 2002.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary(2)(3)	Bonus		Restricted Stock Awards		Stock Options	All Other Compensation

B. Jack Johnson President and Chief Executive Officer	2002 2001	$95,962 57,753		$10,000 —		$50,000(4) —	25,000(5) 10,000(7)	$9,666(6) 1,962(8)

Robert C. Redd(1) Former President and Chief Executive Officer	2002 2001	$46,091 143,613	$	— —	$	— 130,000(10)	— 25,000(11)	$59,436(9) 3,253(8)

(1)	Mr. Redd resigned as President and Chief Executive Officer effective April 2, 2002.
(2)	Mr. Johnson’s 2001 salary includes $2,176 for unused sick leave.
(3)	Mr. Redd’s 2002 salary includes $6,272 in deferred compensation. Mr. Redd’s 2001 salary includes $5,374 for unused sick leave and $11,875 in deferred compensation.
(4)	As part of his employment agreement, Mr. Johnson received 25,000 restricted stock awards that vest only if the price of the Company’s common stock achieves and maintains certain financial thresholds. The value reflected represents the number of shares awarded to Mr. Johnson multiplied by $2.00, the last known trading price of the Company’s common stock on May 1, 2002, the effective date of the awards.
(5)	Mr. Johnson was granted options to purchase 25,000 shares of the Company’s common stock at an exercise price of $2.00 per share. The options vest in equal annual installments over a four-year period commencing on May 1, 2003 and ending on May 1, 2006. The options expire on May 1, 2009.
(6)	Includes the Bank’s matching contribution under the Bank’s 401(k) Plan of $4,798 and $4,868 in the fair value of the personal use of a Company-leased automobile.
(7)	Mr. Johnson was granted options to purchase 10,000 shares of the Company’s common stock at an exercise price of $6.31 per share. The options vest in equal annual installments over a five-year period commencing on May 1, 2002 and ending on May 1, 2006. The options expire on May 1, 2008.
(8)	Represents the Bank’s matching contribution under the Bank’s 401(k) Plan.
(9)	Consists of severance pay of $36,000, the estimated fair value of the Company automobile transferred to Mr. Redd of $21,445 and the Bank’s matching contribution under the Bank’s 401(k) Plan of $1,991.
(10)	As part of his original employment agreement, Mr. Redd received 20,000 restricted stock awards that vested only in the event the price of the Company’s common stock achieved and maintained certain financial thresholds. Those thresholds were not achieved. These shares were forfeited upon his resignation. The value reflected represents the number of shares originally awarded to Mr. Redd multiplied by $6.50, the closing price of the Company’s common stock on February 28, 2001, the effective date of the awards.
(11)	These stock options were cancelled effective July 1, 2002 in connection with Mr. Redd’s resignation.

Option Grants in Last Fiscal Year. The following information is provided for Mr. Johnson. Mr. Redd was not granted any stock options during fiscal year 2002.

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees In Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date
B. Jack Johnson	25,000	29.4%	$2.00	May 1, 2009

(1)	Options become exercisable in four equal annual installments commencing on May 1, 2003 and ending on May 1, 2006. Options will be immediately exercisable if the optionee dies or becomes disabled or upon a change in control. At the discretion of the committee administering the 1996 Stock Plan, options may also become immediately exercisable upon an optionee’s retirement.

Option Exercise/Value Table. The following information is provided for Mr. Johnson for the fiscal year ended December 31, 2002. Mr. Redd did not exercise any stock options during fiscal year 2002 and he did not hold any stock options at December 31, 2002.

Name	Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the- Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
B. Jack Johnson	$—	$—	2,000	33,000(2)	$—	$—

(1)	The exercise price for 25,000 of Mr. Johnson’s options is $2.00 per share. The exercise price for 10,000 of Mr. Johnson’s options is $6.50 per share. The closing trading price of the Company’s common stock on December 31, 2002 was $1.50 per share, resulting in the options being “out-of-the-money” at that date.
(2)	Of these options, 8,000 vest in annual installments over a five-year period commencing on May 1, 2002 and ending on May 1, 2006, and 25,000 vest in equal annual installments over a four-year period commencing on May 1, 2003 and ending on May 1, 2006.

Employment Agreement and Stock Option Agreement with B. Jack Johnson. The Bank entered into an employment agreement with Mr. Johnson effective April 23, 2001, under which Mr. Johnson served as the Bank’s Executive Vice President and Senior Credit Officer. Effective April 1, 2002, both the Company and the Bank appointed Mr. Johnson as President and Chief Executive Officer and his employment agreement was amended accordingly. The amended agreement provides for a three-year term of employment with an annual base salary of $100,000 and provides for a cash bonus of up to 50% of his base salary based upon the board’s review of Mr. Johnson’s performance.

The employment agreement provides for, among other things, Mr. Johnson’s participation in employee benefit plans and provides for Mr. Johnson to receive an incentive stock bonus award of 25,000 shares of the Company’s common stock if the reported closing price of the Company’s stock is at least $6.00 per share for ten consecutive trading days between April 1, 2005 and April 1, 2007. Mr. Johnson is also entitled to the use of an automobile and other fringe benefits provided to similarly situated executive officers.

The Company also entered into a stock option agreement with Mr. Johnson pursuant to which Mr. Johnson was granted incentive stock options to purchase 25,000 shares of the Company’s common stock at an exercise price of $2.00 per share. The options vest in equal annual installments over a four-year period commencing on May 1, 2003 and ending on May 1, 2006. The options expire on May 1, 2009.

Employment Agreement and Stock Option Agreement with Robert C. Redd. The Company and the Bank entered into an employment agreement with Mr. Redd effective March 1, 2001. The agreement provided for a three-year term of employment with an annual salary of $170,000 and provided for a cash bonus of up to 25% of his base salary based upon the board’s review of Mr. Redd’s performance. The Company and Mr. Redd mutually agreed to terminate the employment agreement effective March 31, 2002, and Mr. Redd resigned effective April 2, 2002.

The employment agreement also provided for, among other things, Mr. Redd’s participation in employee benefit plans and provided for Mr. Redd to receive an incentive stock bonus award of 20,000 shares of the Company’s common stock if the reported closing price of the Company’s stock is at least $14.00 per share for ten consecutive trading days between March 1, 2001 and March 31, 2004. The stock bonus award was forfeited by Mr. Redd upon his resignation.

The Company also entered into a stock option agreement with Mr. Redd pursuant to which Mr. Redd was granted options to purchase 25,000 shares of the Company’s common stock at an exercise price of $6.50 per share. The options were to vest in equal annual installments over a five-year period commencing on March 1, 2002. As a result of Mr. Redd’s resignation, the stock option agreement was cancelled effective July 1, 2002.

Termination Agreement with Robert C. Redd. Effective April 2, 2002, Robert C. Redd resigned as President and Chief Executive Officer of both the Company and the Bank. In accordance with a written agreement between the Company, the Bank and Mr. Redd, Mr. Redd’s employment agreement was terminated as of that date and Mr. Redd was released from his obligations as a signatory on a promissory note for a line of credit extended by SunTrust to the Company’s directors in contemplation of the directors advancing funds to the Company. Mr. Redd also forfeited his stock bonus award and his stock options. In connection with his resignation, the Bank provided Mr. Redd with the following severance package: (1) $36,000 in cash payable in equal installments over a six-month period from April 2002 through September 2002; (2) unencumbered title to his former company automobile (estimated value of $21,445); (3) country club and civic club dues for three months (value of $874); and (4) his fully deferred compensation benefit in accordance with the Company’s Deferred Compensation Plan (estimated value of $18,000) payable in cash in September 2002.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this Proxy Statement. Although the Company’s securities are not quoted on the Nasdaq Stock Market, Inc., the Board of Directors has determined that each Audit Committee member is independent in accordance with The Nasdaq Stock Market’s listing standards, except for J. Acker Rogers who served as Acting President and Acting Chief Executive Officer of the Company and the Bank for a brief period in 2001.

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee

S. Greg Beadle (Chairman)

James E. Bishop

J. Acker Rogers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that during the fiscal year ended December 31, 2002, all individuals complied with their reporting obligations in a timely manner except that the following individuals failed to report the receipt of common stock warrants from the Company on November 1, 2002 in a timely manner due to administrative oversight: S. Greg Beadle (5,000 warrants), James E. Bishop (10,000 warrants), Steve McKinney (15,000 warrants), J. Acker Rogers (5,000 warrants) and Robert Walker (15,000 warrants).

Transactions with Management

Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank, therefore, is prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made under programs generally available to all employees, and the Bank has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. The aggregate amount of loans and lines of credit extended by the Bank to its executive officers and directors and their affiliates was approximately $1.6 million at December 31, 2002.

J. Acker Rogers, Chairman of the Board of both the Company and the Bank, is part owner of the insurance firm of Rogers, Carlton & Associates, Inc., from which the Bank has purchased insurance for the past several years. Rogers, Carlton & Associates, Inc. received approximately $43,000 from the Bank during the fiscal year ended December 31, 2002.

Robert Walker, director of both the Company and the Bank, is a shareholder in the law firm Baker, Donelson, Bearman & Caldwell, P.C. The firm provided legal services to both the Company and the Bank during fiscal year ended December 31, 2002. The fees that the Company and the Bank paid to the firm were approximately $127,000 for the fiscal year ended December 31, 2002.

During the fiscal year ended December 31, 2002, J. Acker Rogers, Robert Walker, James E. Bishop, Steve McKinney and S. Greg Beadle personally loaned monies to the Company in exchange for a market rate of interest and the receipt of warrants to acquire shares of Company common stock if the loans were not repaid by November 1, 2002. The purpose of the loans is to provide the Company with monies to fund its debt service and day-to-day operations. At December 31, 2002, the Company was indebted to Mr. Rogers in the amount of $25,000, Mr. Walker in the amount of $75,000, Mr. Bishop in the amount of $50,000, Mr. McKinney in the amount of $75,000, and Mr. Beadle in the amount of $25,000.

Independent Auditors

The Company’s independent auditor for the fiscal year ended December 31, 2002 was Kraft, Bros., Esstman, Patton & Harrell, PLLC. The Company is in the process of soliciting bids from independent auditors to perform independent audit services for the Company for the fiscal year ending December 31, 2003. Therefore, the Company has not, to date, selected its independent auditors for the fiscal year ending December 31, 2003. The Company’s decision to solicit bids for independent audit services for fiscal year ending December 31, 2003 is not due to any disagreements between the Company and Kraft, Bros., Esstman, Patton & Harrell, PLLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. A representative of Kraft Bros., Esstman, Patton & Harrell, PLLC is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he desire to do so.

Fees Paid to Independent Auditors. The following table sets forth the fees billed to the Company for the fiscal year ended December 31, 2002 by Kraft Bros., Esstman, Patton & Harrell, PLLC:

Audit Fees	$87,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees:
Audit-Related Fees (1)	24,000
Other Non-Audit Services (2)	15,000

$126,000

(1)	“Audit-Related Fees” are excluded from “Audit Fees” because the services were not required for reporting on the Company’s consolidated financial statements. Such fees principally related to quarterly review procedures with respect to the Company’s quarterly report filings with the Securities and Exchange Commission.
(2)	“Other Non-Audit Services” consisted of tax-related services, regulatory assistance and accounting research.

As part of its review of the disclosures and letter from Kraft Bros., Esstman, Patton & Harrell, PLLC required by Independence Standards Board Standard No. 1, the Audit Committee considered whether the provision of the non-audit services rendered, the fees for which are reflected above, were, and found them to be, compatible with maintaining the independence of Kraft Bros., Esstman, Patton & Harrell, PLLC.

Householding of Proxy Statements and Annual Reports

The Securities and Exchange Commission has adopted rules that permit companies to mail a single proxy statement and a single annual report to stockholders (or Annual Report on Form 10-KSB) to two or more stockholders sharing the same address a practice known as “householding.” Householding provides greater convenience to stockholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company stockholder. If this is the case and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.

If you are a stockholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report have been delivered, Registrar and Transfer Company, the Company’s transfer agent, has undertaken on behalf of the Company to deliver to you promptly upon written or oral request a separate copy of this proxy statement and the annual report. If you are such a stockholder or a beneficial owner and you would like to receive your own copy of this proxy statement and the annual report, please contact Registrar and Transfer Company either by phone at (800) 368-5948, by fax at (908) 497-2318, by e-mail at info@rtco.com, or by mail at 10 Commerce Drive, Cranford, New Jersey 07016-3572, and indicate that you are a stockholder at a shared address and would like an additional copy of each document. If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Registrar and Transfer Company at the phone number or addresses listed above. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank or other nominee.

If, on the other hand, you are a multiple stockholder sharing an address and are receiving multiple copies of this proxy statement or the annual report, please contact Registrar and Transfer Company at the phone number or at any of the addresses listed above and all stockholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee and all stockholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Southern stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report on Form 10-KSB (without exhibits other than the Company’s consolidated financial statements) for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, has been mailed to stockholders as of the close of business on March 20, 2003. Any stockholder who has not received a copy of the Form 10-KSB may obtain a copy by writing to the Secretary of the Company. The Form 10-KSB is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

Stockholder Proposals and Nominations

Stockholder Proposals. Proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting must be received by the Company no later than December 17, 2003. If next year’s annual meeting is held on a date more than 30 calendar days from May 16, 2004, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Stockholder Nominations. The Company’s Certificate of Incorporation provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days before the date of the annual meeting; provided that if less than 31 days’ notice of the annual meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to stockholders or public disclosure of the meeting date was made. A copy of the Certificate of Incorporation may be obtained from the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jenny Mitchell

Jenny Mitchell

Corporate Secretary

Florence, Alabama

April 16, 2003

APPENDIX A

March 2003

AUDIT COMMITTEE CHARTER

First Southern Bancshares, Inc.

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”), if applicable, to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence requirements as stated in the effective rules and regulations of the Commission. Audit Committee members shall not simultaneously serve on the audit committee of more than two other public companies. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Board shall annually review the Audit Committee’s performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-KSB.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-QSB, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on

a.	All critical accounting policies and practices to be used.

b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c.	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Review and evaluate the lead partner of the independent auditor team.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any agency or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

15.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

16.	Review the appointment and replacement of the internal audit firm employed.

17.	Review the significant reports to management prepared by the internal auditing firm and management’s responses.

18.	Discuss with the independent auditor and management the internal audit firm’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit program.

Compliance Oversight Responsibilities

19.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.[1]

20.	Obtain reports from management, the Company’s internal auditing firm and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal and regulatory requirements. Obtain confirmation annually from Company management and the independent auditor that the independent auditor is not performing for the Company any services prohibited by Section 201 of the Sarbanes-Oxley Act of 2002. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

21.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

23.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

[1]	Section 10A(b) of the Exchange Act requires the independent auditor, if he detects or becomes aware of any illegal act, to assure that the Audit Committee is adequately informed and to provide a report if the independent auditor has reached specific conclusions with respect to such illegal acts.

REVOCABLE PROXY

FIRST SOUTHERN BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 16, 2003

The undersigned hereby appoints the official proxy committee of the Board of Directors, consisting of the entire Board of Directors, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common and preferred stock of First Southern Bancshares, Inc. (the “Company”) owned of record by the undersigned at the Annual Meeting of Stockholders, to be held at the main office of First Southern Bank located at 102 South Court Street, Florence, Alabama, on Friday, May 16, 2003 at 10:00 a.m., Central time, and at any and all adjournments thereof, as designated below with respect to the matters set forth below and described in the accompanying proxy statement and, in their discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and with respect to any other business that may properly come before the meeting. Any prior proxy or voting instructions are hereby revoked.

1.	The election as director of the nominees listed (except as marked to the contrary below).

James E. Bishop

Robert Walker

FOR	VOTE WITHHELD	FOR ALL EXCEPT

☐	☐	☐

Instruction: to withhold authority to vote for any individual nominee, mark “For All Nominees Except” and write that nominee’s name in the space provided below.

Such other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

This Proxy Is Solicited by the Board of Directors

This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposals listed. If any other business is presented at the meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting and the Annual Report on Form 10-KSB.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Dated: , 2003

STOCKHOLDER SIGNATURE

CO-HOLDER (IF ANY) SIGNATURE